FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made and entered into effective as of this 20th day of September, 2022 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank"), and UNIFIED SERIES TRUST, an Ohio business trust, with its address at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 (the “Borrower”), solely for on behalf of its Series the Silk Invest New Horizons Frontier Fund.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into an amended and restated loan agreement originally effective as of September 21, 2021 (as amended, the "Loan Agreement"); and

WHEREAS, the parties wish to amend the Loan Agreement to extend the maturity date of the credit facility (this amendment herein sometimes called the "First Amendment").

NOW, THEREFORE, the parties agree as follows:

1.            Changes in Loan Facility.

(A)          The definition of “Maturity Date” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Maturity Date” shall mean the later of (a) twenty (20) Business Days from the Effective Date, or (b) if after repayment in full by the Borrower of the initial Loan, the Bank (in its sole discretion) approves a new Loan to Borrower hereunder, twenty (20) Business Days after the making of any such new Loan by the Bank and in any case the Maturity Date shall be no later than September 19, 2023.

(B)          In connection with the above, the Borrower shall execute, in the form attached hereto as Exhibit A, an Amended and Restated Promissory Note, which Note shall hereafter be Exhibit C under the Loan Agreement. The Borrower and the Bank acknowledge and agree that the obligations of the Borrower to the Bank under that certain Amended and Restated Promissory Note dated September 21, 2021 in the original stated principal amount of $1,000,000 shall not be deemed canceled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Promissory Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement. Upon the effectiveness of this First Amendment, the term "Note" as used in the Loan Agreement and the other Loan Documents shall be deemed to refer to the new Amended and Restated Promissory Note.

(C)          In order to facilitate the ability of the Bank to accept from the Borrower from time to time any document or instrument executed pursuant to or in accordance with the Loan Agreement, specifically (but without limitation) Sections 2(c), 6(a)(i), or 8(o), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrower hereby confirms to the Bank that its Authorized Officers’ and other additional persons designated by such Authorized Officer as authorized to request advances and direct repayments under the Loan Agreement (and their titles, respective email addresses and signatures on file with the Bank) are

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those whom the Bank may send such instructions for electronic signatures. As of the date hereof these are as follows:

Authorized Officer Name Authorized Officer Title Email Address

Martin R. Dean President and CEO mdean@ultimusfundsolutions.com

Zachary P. Richmond Treasurer and CFO zrichmond@ultimusfundsolutions.com

Kevin T. Traegner Assistant Treasurer ktraegner@ultimusfundsolutions.com

Stacey A. Havens Relationship Manager shavens@ultimusfundsolutions.com

Any such Authorized Officer who is an executive officer of the Borrower may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officer’s or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments, or receiving instructions regarding electronic signatures on the Authorized Officers and signers change request (the “Signatory Update Form”) attached hereto as Exhibit B and made a part hereof.

2.            Effectiveness. This First Amendment shall be effective upon delivery to the Bank of an original First Amendment and the original Amended and Restated Promissory Note, both duly executed by the Borrower. Agreement to extend the Maturity Date hereunder does not commit the Bank to make similar extensions in the future without similar specific written acceptance thereof by the Bank.

3.            Representations, Warranties and Covenants. The Borrower further represents and warrants that:

(A)          This First Amendment has been duly executed and delivered by the Borrower, is authorized by all requisite trust action of Borrower, and is the legal, valid, binding, and enforceable obligation of Borrower; and

(B)          The execution and delivery of this First Amendment by the Borrower will not constitute a violation of any applicable law or a breach of any provision contained in the declaration of trust or other governing documents of the Borrower, or contained in any order of any court or any other governmental agency or in any agreement, instrument, or document to which the Borrower is a party or by which Borrower or any of its assets or properties are bound; and

(C)          Except as previously or agreed to be waived by the Bank in writing, or as noted in Schedule “A” attached hereto, there is outstanding no Event of Default or event which, with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this First Amendment; and

(D)          Except as modified hereby or as noted in said Schedule “A”, all representations, warranties, and covenants of the Borrower set forth in the Loan Agreement or in any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

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4.            Miscellaneous.

(A)          As amended hereby, the Loan Agreement, the other Loan Documents, and the Liens granted under the Loan Documents shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement and/or such other Loan Documents as amended hereby.

(B)          Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)          The Borrower shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by it or for which it becomes obligated in connection with or arising out of this First Amendment.

(D)          Except as amended hereby, the Loan Agreement and all other Loan Documents and the Liens granted thereunder shall be deemed confirmed and on-going in accord with their respective terms. This First Amendment is a Loan Document.

(E)          This First Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

(F)          Confession of Judgment. Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this agreement at any time after the Loan and/or other obligations of Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank's affiliates, and the Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of this agreement.

(G)         Limitations. It is acknowledged and agreed that the Borrower is entering into this First Amendment solely for and on behalf of the Fund and is not intended to create obligations of the Borrower independent of the Fund. The obligations of the Borrower are limited to causing the Fund to comply with the terms and conditions this First Amendment and the Loan Documents as amended hereby, except for obligations specifically imposed upon the Borrower pursuant to the terms of the Loan Documents. It is expressly agreed that the obligations of the Borrower hereunder shall not be binding upon any of its trustees, shareholders, nominees, officers, agents or employees of the Borrower personally, but shall bind only the property of the Fund as provided in the Borrower’s Declaration of Trust.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peyton Hughes

Peyton Hughes

Officer

WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

UNIFIED SERIES TRUST

By: /s/ Martin R. Dean

Martin R. Dean

President

U.S. BANK NATIONAL ASSOCIATION

(as Custodian)

By: /s/ Teresa Burton

Teresa Burton

Vice President

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EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$1,000,000.00 Cincinnati, Ohio

September 20, 2022

UNIFIED SERIES TRUST, an Ohio business trust (the "Borrower"), solely for and on behalf of its series the Silk Invest New Horizons Frontier Fund (the “Fund”) for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before September 19, 2023, or such earlier date specified in the Loan Agreement as the Maturity Date (the "Maturity Date"), the principal sum of One Million Dollars ($1,000,000.00), or such portion thereof as may be outstanding from time to time as Loans to the Borrower under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Amended and Restated Promissory Note (this “Note”) is the "Note" to which reference is made in the First Amendment to Amended and Restated Loan Agreement dated as of even date herewith with respect to the Fund between the Borrower and the Bank (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate, which interest shall be payable monthly, in arrears, commencing on October 1, 2022 and on the 1st day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due), and whenever the Borrower repays all or part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable, and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or no less than,

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$1,000.00 or, if less, the outstanding balance of this Note.

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

The Borrower’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, (i) if

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served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

It is acknowledged and agreed that the Borrower is entering into this Note solely for and on behalf of the Fund and this Note is not intended to create obligations of the Borrower independent of the Fund. It is expressly agreed that the obligations of the Borrower hereunder shall not be binding upon any of its trustees, shareholders, nominees, officers, agents or employees of the Borrower personally, but shall bind only the property of the Fund as provided in the Borrower’s Declaration of Trust.

The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

[Signature on following page]

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WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

UNIFIED SERIES TRUST

By: _____________________________

Martin Dean

President

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EXHIBIT B

SIGNATURE AUTHORITY UPDATE FORM

Date: ______________

Shelly L. Allen

Senior Vice President

U.S. Bank Mutual Fund Lending

425 Walnut Street, CN-OH-W6TC

Cincinnati, Ohio 45202

Dear Shelly:

UNIFIED SERIES TRUST (the “Trust”) on behalf of Silk Invest New Horizons Frontier Fund would like to add additional Authorized Officers and/or additional persons authorized to request advances and direct repayments under the Amended and Restated Loan Agreement with the Bank.

Please add the following names and signatures as Authorized Officers:

Signature:_____________________________________	___________________
(Name)	(effective date)
(Title)
(Email)

Signature:_____________________________________	___________________
(Name)	(effective date)
(Title)
(Email)

Please add the following names as persons authorized to request advances and direct repayments:

(Name)	(effective date)
(Title)
(Email)

(Name)	(effective date)
(Title)
(Email)

The undersigned, as an existing executive officer and Authorized Officer of the Trust: (a) approved the addition of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Trustees of the Trust.

______________________________

(Name)

(Title)

(Trust)

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Schedule “A”

To First Amendment to Loan Agreement

Nothing to disclose

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AMENDED AND RESTATED PROMISSORY NOTE

$1,000,000.00	Cincinnati, Ohio
September 20, 2022

UNIFIED SERIES TRUST, an Ohio business trust (the "Borrower"), solely for and on behalf of its series the Silk Invest New Horizons Frontier Fund (the “Fund”) for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before September 19, 2023, or such earlier date specified in the Loan Agreement as the Maturity Date (the "Maturity Date"), the principal sum of One Million Dollars ($1,000,000.00), or such portion thereof as may be outstanding from time to time as Loans to the Borrower under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Amended and Restated Promissory Note (this “Note”) is the "Note" to which reference is made in the First Amendment to Amended and Restated Loan Agreement dated as of even date herewith with respect to the Fund between the Borrower and the Bank (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate, which interest shall be payable monthly, in arrears, commencing on October 1, 2022 and on the 1st day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due), and whenever the Borrower repays all or part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable, and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or no less than, $1,000.00 or, if less, the outstanding balance of this Note.

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If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

The Borrower’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, (i) if served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

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Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

It is acknowledged and agreed that the Borrower is entering into this Note solely for and on behalf of the Fund and this Note is not intended to create obligations of the Borrower independent of the Fund. It is expressly agreed that the obligations of the Borrower hereunder shall not be binding upon any of its trustees, shareholders, nominees, officers, agents or employees of the Borrower personally, but shall bind only the property of the Fund as provided in the Borrower’s Declaration of Trust.

The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

[Signature on following page]

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WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

UNIFIED SERIES TRUST

By: /s/ Martin R. Dean

Martin Dean

President